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                 FISCHER-WATT GOLD COMPANY, INC.
                      1410 Cherrywood Drive
                   Coeur d'Alene, ID  83814
                 208-664-6757    Fax 208-667-6516



                        NEWS RELEASE                          96/4

                                                    MARCH 12, 1996
                                              COEUR D'ALENE, IDAHO

             FISCHER-WATT COMPLETES FOREIGN OFFERING


Mr. George Beattie, President and Chief Executive Officer of FISCHER-WATT GOLD COMPANY, INC. (FWGO-OTC) today announced that the Company has completed a $5 million foreign offering conducted outside of the United States pursuant to Regulation "S". These funds are to finance capital equipment and working capital needs for further development, expansion and exploration of Fischer-Watt's gold mining operation in Colombia and its Nevada properties.

This Regulation S offering consisted of the sale of 4,980,000 units at $1.06 per unit. Each unit was composed of two common shares of Fischer-Watt and one share purchase warrant. Each of these warrants entitles the holder to purchase one additional common share of Fischer-Watt at an exercise price of $.75 through February 28, 1998. These securities were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For further information please contact:

George Beattie, President and Chief Executive Officer,
1-208-664-6757
or
Diane K. Bryan, Investor Relations at 1-702-689-7450

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